Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Letter Agreement, dated as of January 24, 2024 (the “Employment Agreement”), by and between Steven Madden, Ltd., a Delaware corporation (the “Company”), and Lisa Keith (the “Employee”), is entered into effective as of May 6, 2024.

W I T N E S S E T H:

WHEREAS, the Company and the Employee are parties to the Employment Agreement; and

WHEREAS, the Employee and the Company desire to amend the Employment Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	The second and third paragraphs of Section 5 of the Employment Agreement are hereby deleted in their entirety. Accordingly, the February 1, 2025 and February 1, 2026 grants of restricted stock set forth in the Employment Agreement are cancelled in their entirety.

2.	For the avoidance of doubt, neither this Amendment nor the cancellation of the grants of restricted stock referenced above shall constitute an occurrence described in Section 7(c)(i)-(iv) of the Employment Agreement giving rise to Good Reason (as defined in the Employment Agreement).

3.	Except as modified hereby, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

Signature:	STEVEN MADDEN, LTD.

	By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld, CEO

Counter-signature:

/s/ Lisa Keith
Lisa Keith

Lisa Keith